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                                                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   STATE OF
            SUBSIDIARY           INCORPORATION
Apex Financial, Inc.                Arizona
B&M Distributing, Inc.              Arizona
Computerprofis Computersysteme
  und Burokommunikation             Germany
Dionysos Einundvierzigste
  Vermogensverwaltungs GmbH         Germany
Direct Alliance Corporation         Arizona
Insight Canada, Inc.                Arizona
Insight Direct (GB) Limited         United Kingdom
Insight Direct (UK) Limited         United Kingdom
Insight Direct Canada, Inc.         Canada
Insight Direct USA, Inc.            Arizona
Insight Direct Worldwide, Inc.      Arizona
Insight Distribution G.P. Inc.      Arizona
Insight Distribution LLC            Arizona
Insight Distribution Network
  International, Inc.               Arizona
Insight Distribution Network, Inc.  Arizona
Insight International, Inc.         Arizona
Insight.com Bowl, Inc.              Arizona
ITA, Inc.                           Arizona
JDC, Inc.                           Arizona
LC-Design Werbeagentur GmbH         Germany
Plusnet Technologies Limited        United Kingdom
Refurb Services, Inc.               Arizona
Technology Direct, Inc.             Arizona
TN, Inc.                            Arizona
Treasure Chest Computers, Inc.      Louisiana